HEALTHSOUTH CORPORATION

                             1997 STOCK OPTION PLAN


         1. PURPOSE OF THE PLAN. The purpose of the 1997 Stock Option Plan (hereinafter called the "Plan") of HEALTHSOUTH Corporation, a Delaware corporation (hereinafter called the "Corporation"), is to provide incentive for future endeavor and to advance the interests of the Corporation and its stockholders by encouraging ownership of the Common Stock, par value $.01 per share (hereinafter called the "Common Stock"), of the Corporation by its Directors, executives and other key employees, upon whose judgment, interest and continuing special efforts the Corporation is largely dependent for the successful conduct of its operations, and to enable the Corporation to compete effectively with other enterprises for the services of such new Directors, executives and employees as may be needed for the continued improvement of the Corporation's business, through the grant of options to purchase shares of the Common Stock. It is intended that certain Options issued under the Plan and so designated pursuant to Section 6(c) hereof by the Committee (as defined in Section 5 hereof) shall qualify as "incentive stock options" (hereinafter called "ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended from time to time (hereinafter called the "Code"), and, where applicable, the terms of the Plan shall be interpreted in accordance with such intention. Other Options may be issued under the Plan and designated by the Committee as non-qualified stock options (hereinafter called "NQSOs"). Any Option issued under the Plan and not expressly designated as an ISO shall be conclusively deemed to be an NQSO.

         2. PARTICIPANTS. Options may be granted under the Plan to Directors of the Corporation and to such executives and key employees of the Corporation and its subsidiaries as shall be determined by the Committee appointed by the Board of Directors as set forth in Section 5 of the Plan; provided, however, that no Option may be granted to any person if such grant would cause the Plan to cease to be an "employee benefit plan" as defined in Rule 405 of Regulation C promulgated under the Securities Act of 1933; and provided further that no ISO may be granted to any person ineligible to be granted ISOs under Section 422(b) of the Code.

         3. TERM OF THE PLAN. The Plan shall become effective as of May 1, 1997, subject to the approval by the holders of a majority of the shares of issued and outstanding Common Stock of the Corporation at the 1997 Annual Meeting of Stockholders of the Corporation. The Plan shall terminate on the earliest of (a) April 30, 2007, (b) such time as all shares of Common Stock reserved for issuance under the Plan have been acquired through the exercise of Options granted under the Plan, or (c) such earlier time as the Board of Directors of the Corporation may determine. Any Option outstanding under the Plan at the time of its termination shall remain in effect in accordance with its terms and conditions and those of the Plan. No Option shall be granted under the Plan after April 30, 2007.

         4. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 13, the aggregate number of shares of Common Stock for which Options may be granted under the Plan shall not exceed 5,000,000 shares, and the maximum number of shares of Common Stock for which any individual may be granted Options under the Plan during any calendar year is 1,000,000. If, on or prior to the termination of the Plan as provided in Section 3, an Option granted under the Plan shall have expired or terminated for any reason without having been exercised in full, the unpurchased shares covered thereby shall again become available for the grant of Options under the Plan. Shares covered by Options surrendered in connection with the exercise of other Options pursuant to Section 9(e) shall be deemed, for purposes of this Section 4, to have been exercised, and such shares shall not again become available for the grant of Options under the Plan.

         The shares to be delivered upon exercise of Options under the Plan shall be made available, at the discretion of the Board of Directors, either from authorized but previously unissued shares as permitted by the


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Certificate of  Incorporation  of the Corporation or from shares  re-acquired by the Corporation, including shares of Common Stock purchased in the open market, and shares held in the treasury of the Corporation.

         5. ADMINISTRATION OF THE PLAN. With respect to the participation of executives and key employees of the Corporation and its subsidiaries who are not also Directors of the Corporation, the Plan shall be administered by the Audit and Compensation Committee of the Board of Directors of the Corporation (hereinafter called the "Committee"). The acts of a majority of the Committee, at any meeting thereof at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The Committee shall determine the executives and key employees of the Corporation and its subsidiaries who shall be granted Options and the number of shares of Common Stock to be subject to each Option.

         With respect to the participation of non-employee Directors of the Corporation, each non-employee Director shall receive, as an annual grant, an NQSO to purchase 25,000 shares of Common Stock on the date of approval of the Plan by the stockholders of the Corporation and in each year thereafter, such Option to be granted as of the first business day in January of each calendar year, commencing with January 1998. The purchase price of the shares of Common Stock covered by each such NQSO granted to a non-employee Director shall be 100% of the fair market value (but in no event less than the par value) of such shares at the time the Option is granted, determined in accordance with Section 7(c) hereof. Grants to any non-employee Director shall be in lieu of any grants under other stock option plans of the Corporation.

         The interpretation and construction of any provision of the Plan or of any Option granted under it by the Committee shall be final, conclusive and binding upon all parties, including the Corporation, its stockholders and Directors, and the executives and employees of the Corporation and its subsidiaries. No member of the Board of Directors or the Committee shall be liable to the Corporation, any stockholder, any optionholder or any employee of the Corporation or its subsidiaries for any action or determination made in good faith with respect to the Plan or any Option granted under it. No member of the Board of Directors may vote on any Option to be granted to him.

         The  expenses  of  administering   the  Plan  shall  be  borne  by  the
Corporation.

         6. GRANT OF OPTIONS. (a) Options may be granted under the Plan by the Committee in accordance with the provisions of Section 5 at any time prior to the termination of the Plan. In making any determination as to Directors, executives and key employees to whom Options shall be granted and as to the number of shares to be covered by such Options, the Committee shall take into account the duties of the respective Directors, executives and key employees, their present and potential contribution to the success of the Corporation, and such other factors as the Committee shall deem relevant in connection with the accomplishment of the purposes of the Plan.

                  (b) Each Option granted under the Plan shall be granted pursuant to and subject to the terms and conditions of a stock option agreement to be entered into between the Corporation and the optionholder at the time of such grant. Each such stock option agreement shall be in a form from time-to-time adopted for use under the Plan by the Committee (such form being hereinafter called a "Stock Option Agreement"). Any such Stock Option Agreement shall incorporate by reference all of the terms and provisions of the Plan as in effect at the time of grant and may contain such other terms and provisions as shall be approved and adopted by the Committee.

                  (c) At the time of the grant of each Option under this Plan, the Committee shall determine whether such Option is to be designated as an ISO. If an Option is to be designated as an ISO, then the provisions

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of Sections  6(d),  7(b) and 8(b) shall apply to such Options.  The Stock Option
Agreement relating to the grant of any option designated as an ISO shall reflect such designation.

                  (d) Notwithstanding any contrary provision contained in this Agreement, the aggregate fair market value (determined as of the time each ISO is granted) of the shares of Common Stock with respect to which ISOs issued to any one person hereunder are exercisable for the first time during any calendar year shall not exceed $100,000.

         7. OPTION PRICE. (a) The purchase price of the shares of Common Stock covered by each Option granted under the Plan shall be at least 100% of the fair market value (but in no event less than the par value) of such shares at the time the Option is granted, or such higher purchase price as shall be determined by the Committee.

                  (b)   Notwithstanding  any  contrary  provision  contained  in
Section 7(a) hereof, no Option granted to any person who, at the time of such grant, owns, taking into account the attribution rules of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of the Corporation's stock or of the stock of any of its corporate subsidiaries, may be designated as an ISO unless at the time of such grant the purchase price of the shares of Common Stock covered by such Option is at least 110% of the fair market value (but in no event less than the par value) of such shares.

                  (c) If the Common Stock is not listed upon a national securities exchange or exchanges, such fair market value shall be as determined by the Board of Directors of the Corporation (which determination shall be conclusive and binding for all purposes) or, if applicable, shall be deemed to be the last reported sale price for the Common Stock as quoted by brokers and dealers trading in the Common Stock in the over-the-counter market (or if the Common Stock shall be quoted by the National Association of Securities Dealers Automated Quotation system, then such NASDAQ quote) immediately prior to the commencement of the meeting of the Committee at which the Option is granted. If the Common Stock is listed upon a national securities exchange or exchanges, such fair market value shall be deemed to be the last reported sale price at which the shares of Common Stock were traded on such securities exchange or exchanges immediately prior to the commencement of the meeting of the Committee at which the Option is granted, or if no sale of the Common Stock was made on any national securities exchange on such date, then the closing price per share of the Common Stock on such securities exchange or exchanges on the next preceding day on which there was a sale of the Common Stock.

                  (d) The exercise price of any outstanding Options shall not be reduced during the term of such Options except by reason of an adjustment pursuant to Section 13 hereof, nor shall the Committee or the Board of Directors cancel outstanding Options and reissue new Options at a lower exercise price in substitution for the canceled Options.

         8. TERM OF OPTIONS. (a) The expiration date of an Option granted under the Plan shall be as determined by the Committee at the time of grant, provided that each such Option shall expire not more than ten years after the date such Option was granted.

                  (b)   Notwithstanding  any  contrary  provision  contained  in
Section 8(a) hereof, no Option granted to any person who, at the time of such grant, owns, taking into account the attribution rules of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of the Corporation's stock or of the stock of any of its corporate subsidiaries, may be designated as an ISO unless by its terms each such Option shall expire not more than five years after the date such Option was granted.

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         9.  EXERCISE OF OPTIONS.  (a) Each Option shall become  exercisable  in whole or in part or in installments at such time or times as the Committee may prescribe at the time the Option is granted and specify in the Stock Option Agreement. No Option shall be exercisable after the expiration of ten years from the date on which it was granted.

                  (b) Notwithstanding any contrary provision contained herein, unless otherwise expressly provided in the Stock Option Agreement, any Option granted hereunder which is, by its terms, exercisable in installments shall become immediately exercisable in full upon the occurrence of a Change in Control of the Corporation. For purposes of this Section 9(b), "Change in Control" shall mean

                  (i) the acquisition (other than from the Corporation) by any person, entity or "group" (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, but excluding, for this purpose, the Corporation or its subsidiaries, or any employee benefit plan of the Corporation or its subsidiaries which acquires beneficial ownership of voting securities of the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 25% or more of either the then-outstanding shares of Common Stock or the combined voting power of the Corporation's then-outstanding voting securities entitled to vote generally in the election of Directors; or

                  (ii) individuals who, as of May 1, 1997, constitute the Board of Directors of the Corporation (as of such date, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any person becoming a Director subsequent to such date whose election, or nomination for election, was approved by a vote of at least a majority of the Directors then constituting the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of Directors of the Corporation) shall be, for purposes of this Section 9(b)(ii), considered as though such person were a member of the Incumbent Board; or

                  (iii) approval by the stockholders of the Corporation of a reorganization, merger, consolidation or share exchange, in each case with respect to which persons who were the stockholders of the
         Corporation immediately prior to such reorganization, merger, consolidation or share exchange do not, immediately thereafter, own more than 75% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, consolidated or other surviving entity's then-outstanding voting securities, or a liquidation or dissolution of the Corporation or the sale of all or substantially all of the assets of the Corporation.

                  (c) Options may be exercised by giving written notice to the Corporation of intention to exercise, specifying the number of shares to be purchased pursuant to such exercise in accordance with the procedures set forth in the Stock Option Agreement. All shares purchased upon exercise of any Option shall be paid for in full at the time of purchase in accordance with the procedures set forth in the Stock Option Agreement. Except as provided in Sections 9(d) and 9(e) hereof, such payment shall be made in cash or through delivery of shares of Common Stock or a combination of cash and Common Stock as provided in the Stock Option Agreement. Any shares so delivered shall be valued at their fair market value determined as of the date of exercise of the Option under the method set forth in Section 7(c) hereof.

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                  (d) Payment  for shares  purchased  upon  exercise of any such
Option may be made by delivery to the Corporation of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation an amount of sale or loan proceeds sufficient to pay the exercise price. Additionally, the Corporation will accept, in payment for shares purchased upon exercise of any such Option, proceeds of a margin loan obtained by the exercising optionholder from a broker, provided that the exercising optionholder has, at the same time as delivery to the Corporation of a properly executed exercise notice, delivered to the Corporation irrevocable instructions to the Corporation to deliver share certificates directly to such broker upon payment for such shares.

                  (e) With respect to Directors and officers of the Corporation who are subject to reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, payment for shares purchased upon exercise of any Option granted hereunder may be made by surrender of outstanding Options issued under this Plan or any other stock option plan of the Corporation having a Spread (as defined below) equal to the exercise price of the Options sought to be exercised. For purposes of this Section 9(e), the "Spread" with respect to any unexercised Option shall be equal to (i) the average price per share of Common Stock on the date of exercise, as determined by the Corporation from any commercially available reporting service reflecting trading of the Common Stock on a national securities exchange, on the National Association of Securities Dealers Automated Quotation System, or in the over the counter market, as applicable, less (ii) the exercise price of the surrender of the Option. All Options so surrendered will be deemed to have been exercised by the optionholder. Such surrender shall be evidenced in a form satisfactory to the Secretary of the Corporation.

         10. NONTRANSFERABILITY OF OPTIONS. (a) Options granted under the Plan shall be assignable or transferable only by will or pursuant to the laws of descent and distribution and shall be exercisable during the optionholder's lifetime only by him, except to the extent set forth in the following paragraphs.

                  (b) Upon written notice to the Secretary of the Corporation, an optionholder may, except as otherwise prohibited by applicable law, transfer options granted under the Plan to one or more members of such optionholder's immediate family, to a partnership consisting only of members of such optionholder's immediate family, or to a trust all of whose beneficiaries are members of the optionholder's immediate family. For purposes of this section, an optionholder's "immediate family" shall be deemed to include such optionholder's spouse, children and grandchildren only.

                  (c) Upon written notice to the Secretary of the Corporation, an optionholder may transfer options to a charitable, educational or religious entity which has been determined by the United States Internal Revenue Service to be exempt from federal income taxation under the provisions of Section 501(c) of the Internal Revenue Code of 1986, as amended, or any successor statutory provision.

         11. STOCKHOLDER RIGHTS OF OPTIONHOLDER. No holder of any Option shall have any rights to dividends or other rights of a stockholder with respect to shares subject to an Option prior to the purchase of such shares upon exercise of the Option.

         12. TERMINATION OF OPTION. With respect to any Option which, by its terms, is not exercisable for one year from the date on which it is granted, if an optionholder's employment by, or other relationship with, the Corporation or any of its subsidiaries terminates within one year after the date an unexercised Option containing such terms is granted under the Plan for any reason other than death, the Option shall terminate on the date of termination of such employment or other relationship. With respect to all Options granted under the Plan, if an optionholder's employment by, or other relationship with, the Corporation is terminated by reason

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of his  death,  the  Option  shall  terminate  one year after the date of death, unless the Option otherwise expires. If an optionholder's employment by, or other relationship with, the Corporation terminates for any reason other than as set forth above in this Section 12, the Option shall terminate three months after the date of termination of such employment or other relationship unless the Option earlier expires, provided that (a) if the optionholder dies within such three-month period, the Option shall terminate one year after the date of his death unless the Option earlier expires; (b) the Board of Directors may, at any time prior to any termination of such employment or other relationship under the circumstances covered by this Section 12, determine in its discretion that the Option shall terminate on the date of termination of such employment or other relationship with the Corporation; and (c) the exercise of any Option after termination of such employment or other relationship with the Corporation
shall  be  subject  to  satisfaction  of  the  conditions   precedent  that  the
optionholder refrain from engaging, directly or indirectly, in any activity which is competitive with any activity of the Corporation or any subsidiary thereof and from otherwise acting, either prior to or after termination of such employment or other relationship, in any manner inimical or in any way contrary to the best interests of the Corporation and that the optionholder furnish to the Corporation such information with respect to the satisfaction of the foregoing condition precedent as the Board of Directors shall reasonably request. For purposes of this Section 12, a "relationship with the Corporation" shall be limited to any relationship that does not cause the Plan to cease to be an "employee benefit plan" as defined in Rule 405 of Regulation C under the Securities Act of 1933. The mere ownership of stock in the Corporation shall not be deemed to be a "relationship with the Corporation".

         Nothing in the Plan or in the Stock Option Agreement shall confer upon any optionholder the right to continue in the employ of the Corporation or any of its subsidiaries or in any other relationship thereto or interfere in any way with the right of the Corporation to terminate such employment or other relationship at any time.

         A holder of an Option under the Plan may make written designation of a beneficiary on forms prescribed by and filed with the Secretary of the Corporation. Such beneficiary, or if no such designation of any beneficiary has been made, the legal representative of such optionholder or such other person entitled thereto as determined by a court of competent jurisdiction, may exercise, in accordance with and subject to the provisions of this Section 12, any unterminated and unexpired Option granted to such optionholder to the same extent that the optionholder himself could have exercised such Option were he alive or able; provided, however, that no Option granted under the Plan shall be exercisable for more shares than the optionholder could have purchased thereunder on the date his employment by, or other relationship with, the Corporation and its subsidiaries was terminated.

         13. ADJUSTMENT OF AND CHANGES IN CAPITALIZATION. In the event that the outstanding shares of Common Stock shall be changed in number or class by reason of split-ups, combinations, mergers, consolidations or recapitalizations, or by reason of stock dividends, the number or class of shares which thereafter may be purchased through exercise of Options granted under the Plan, both in the aggregate and as to any individual, and the number and class of shares then subject to Options theretofore granted and the price per share payable upon exercise of such Option shall be adjusted so as to reflect such change, all as determined by the Board of Directors of the Corporation. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, then if the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in any Option theretofore granted or which may be granted under the Plan, such adjustment shall be made in accordance with such determination.

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         Notice  of any  adjustment  shall be given by the  Corporation  to each holder of an  Option  which  shall  have been so  adjusted  and such  adjustment
(whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

         Fractional shares resulting from any adjustment in Options pursuant to this Section 13 may be settled in cash or otherwise as the Board of Directors may determine.

         14. SECURITIES ACTS REQUIREMENTS. No Option granted pursuant to the Plan shall be exercisable in whole or in part, and the Corporation shall not be obligated to sell any shares of Common Stock subject to any such Option, if such exercise and sale would, in the opinion of counsel for the Corporation, violate the Securities Act of 1933 or other Federal or state statutes having similar requirements, as they may be in effect at that time. Each Option shall be subject to the further requirement that, at any time that the Board of Directors or the Committee, as the case may be, shall determine, in their respective discretion, that the listing, registration or qualification of the shares of Common Stock subject to such Option under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors or the Committee, as the case may be.

         As a condition to the issuance of any shares upon exercise of an Option under the Plan, the Board of Directors or the Committee, as the case may be, may require the optionholder to furnish a written representation that he is acquiring the shares for investment and not with a view to distribution of the shares to the public and a written agreement restricting the transferability of the shares solely to the Corporation, and may affix a restrictive legend or legends on the face of the certificate representing such shares. Such representation, agreement and/or legend shall be required only in cases where in the opinion of the Board of Directors or the Committee, as the case may be, and counsel for the Corporation, it is necessary to enable the Corporation to comply with the provisions of the Securities Act of 1933 or other Federal or state statutes having similar requirements, and any stockholder who gives such representation and agreement shall be released from it and the legend removed at such time as the shares to which they applied are registered or qualified pursuant to the Securities Act of 1933 or other Federal or state statutes having similar requirements, or at such other time as, in the opinion of the Board of Directors or the Committee, as the case may be, and counsel for the Corporation, the representation and agreement and legend cease to be necessary to enable the Corporation to comply with the provisions of the Securities Act of 1933 or other Federal or state statutes having similar requirements.

         15. AMENDMENT OF THE PLAN. The Plan may, at any time or from time to time, be terminated, modified or amended by the stockholders of the Corporation by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation's Common Stock entitled to vote. The Board of Directors of the Corporation may, insofar as permitted by law, from time to time with respect to any shares of Common Stock at the time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that, without approval of the stockholders of the Corporation, no such revision or amendment shall increase the number of shares subject to the Plan, decrease the price at which the Options may be granted, permit exercise of Options unless full payment is made at the time of exercise (except as so provided in Section 9 hereof), extend the period during which Options may be exercised, or change the provisions relating to adjustment to be made upon changes in capitalization.

         16. CHANGES IN LAW. Subject to the provisions of Section 15, the Board of Directors shall have the power to amend the Plan and any outstanding Options granted thereunder in such respects as the Board of Directors shall, in its sole discretion, deem advisable in order to incorporate in the Plan or any such Option any new provision or change designed to comply with or take advantage of requirements or provisions of the Code or any other statute, or Rules or Regulations of the Internal Revenue Service or any other Federal or state governmental agency enacted or promulgated after the adoption of the Plan.

         17. LEGAL MATTERS. Every right of action by or on behalf of the Corporation or by any stock holder against any past, present or future member of the Board of Directors, officer or employee of the Corporation arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought and irrespective of the place of residence of any such Director, officer or employee, cease and be barred by the expiration of three years from whichever is the later of (a) the date of the act or omission in respect of which such right of action arises, or (b) the first date upon which there has been made generally available to stockholders an annual report of the Corporation and a proxy statement for the Annual Meeting of Stockholders following the issuance of such annual report, which annual report and proxy statement alone or together set forth, for the related period, the aggregate number of shares for which Options were granted; and any and all right of action by any employee or executive of the Corporation (past, present or future) against the Corporation arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

         This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of Delaware, applied without giving effect to any conflicts-of-law principles, and construed accordingly.

                                       A-8